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                               SUBLEASE AGREEMENT


1.   PARTIES.
This Sublease, dated MARCH 1, 1999 is made between AST Research, Inc. ("Sublessor"), and Flashnet ("Sublessee").

2.   MASTER LEASE.
Sublessor is the lessee under a written lease dated January 21, 1982, wherein Northbrook Business Center ("Lessor") leased to Sublessor the real property located at 1001 N.E. Loop 820 in the City of Fort Worth, County of Tarrant, State of Texas described as Buildings 4, 5, 5A and 6 ("Master Premises"). Said lease has been amended by the following amendments: Assignment of Lease and Assumption Agreement, said lease and amendment are herein collectively referred to as the "Mater Lease" and are attached hereto as Exhibit "A".

3.   PREMISES.
Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the following portion of the premises ("Premises"): 37,295 square feet, including the 4,200 square foot breakroom/ cafeteria and the adjacent rooms and pro-rata share of the restrooms, as is, as shown on plan exhibit B, in Buildings 5 & 6.

4.   WARRANTY BY SUBLESSOR.
Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any provisions of the Master Lease, and the Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

5.   TERM.
The Term of this Sublease shall commence on March 1, 1999 ("Commencement Date"), or when Lessor consents to this Sublease, whichever shall last occur, and end on July 31, 2002 ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease. Possession of the Premises ("Possession") shall be delivered to Sublessee on the commencement of the Term. If for any reason Sublessor does not deliver Possession to Sublessee on the commencement of the Term, Sublessor shall not be subject to any liability of such failure, the Termination Date shall not be extended by the delay, and the validity of this Sublease shall not be impaired, but rent shall abate until
delivery of Possession.    If Sublessor permits Sublessee to take Possession
prior to the commencement of the Term, such early Possession shall not advance the Termination Date and shall be subject to the provisions of this Sublease.

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6.   RENT.
     1.1 MINIMUM RENT. Sublessee shall pay to Sublessor as minimum rent, without deduction, setoff, notice or demand at ACCOUNTS RECEIVABLE 16225 ALTON PARKWAY FLOOR 1 P.O. BOX 57005, IRVINE, CA. 92619-7005 or at such other place as Sublessor shall designate from time to time by notice to Sublessee, the sum of Thirteen Thousand Nine Hundred Eighty Five Dollars and Sixty-Three Cents ($13,985.63) as rent per month ($4.50 per annual sq. ft. If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial months shall be prorated on a per diem basis.
     6.2 OPERATING COSTS. During the term hereof, Subtenant shall pay to Sublandlord its pro rata portion of all of the following costs incurred with respect to the Master Lease Premises (all of such costs shall hereinafter be referred to as "Additional Rent") in accordance with the terms set forth herein: (i) Utilities, (ii) Common area Maintenance, Cleaning paid monthly. Insurance, Real and Personal Property Taxes, shall be calculated on a base year of 1999. Additional Rent shall be estimated (based upon past costs and apparent trends, if any) at the Commencement Date and again on each February 15 during the term hereof and shall be communicated to Subtenant in writing. Upon request, Sublandlord shall provide supporting documentation regarding the estimated Additional Rent to Subtenant. Upon receipt of such estimate and, if requested, supporting documentation, Subtenant shall pay to Sublandlord such estimated Additional Rent, in monthly installments along with the primary rent. On each February 15 during the term hereof and within forty-five (45) days after the expiration or sooner termination hereof, Sublandlord shall account for all such Additional Rent for the previous calendar year or portion thereof and promptly provide a reasonable itemization of such accounting to Subtenant. Within thirty (30) days after Subtenant's receipt of such itemization, a correcting payment shall be made between the parties to reconcile the estimated Additional Rent paid during the previous period to the actual Additional Rent incurred under the Master Lease with respect to the Premises.

7.   SECURITY DEPOSIT.
Sublessee shall deposit with Sublessor upon execution of this Sublease a sum equal to one months rent of, Thirteen Thousand Nine Hundred Eighty Five Dollars and Sixty-Three Cents ($13,985.63) as security for Sublessee's faithful performance of Sublessee's obligations hereunder ("Security Deposit"). If Sublessee fails to pay rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder. Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall,

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within ten (10) days after written demand by Sublessor restore the Security
Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Sublease, Sublessor shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. In the event Sublessor assigns its interest in this Sublease, Sublessor shall deliver to its assignee so much of the Security Deposit as is then held by Sublessor. Within ten (10) days after the Term has expired, or Sublessee has vacated the Premises, or any final adjustment pursuant to Subsection 6.2 hereof has been made, whichever shall last occur, and provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not theretofore been applied by Sublessor, shall be returned to Sublessee or to the last assignee, if any, of Sublessee's interest hereunder.

8.   USE OF PREMISES.
     8.1 The Premises shall be used and occupied only for the purposes of the Basic Lease Provisions, all in accordance with applicable laws and restrictions and pursuant to approvals to be obtained by Subtenant from all relevant and required governmental agencies and authorities. Subtenant shall not do or permit anything to done in or about the Premises which will in any way interfere with the rights of other occupants of the Building or the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Subtenant permit any nuisance or commit any waste in the Premises or the Project. Subtenant shall comply at its expense with all present and future laws, ordinances, restrictions, regulation, orders, rules and requirements of all governmental authorities that pertain to Subtenant or its use of the Premises.

     8.2 Subtenant shall be entitled to 240 vehicle parking spaces. Spaces shall be unreserved and unassigned, on those portions of the Common Areas designated by Sublandlord for parking. Parking within the Common Areas shall be limited to striped parking stalls. Sublandlord shall have the right to establish, and from time to time amend, and regulate parking as that Sublandlord may deem necessary for operation and maintenance of parking in the Common Areas. Any person using the parking area shall observe all directional signs and arrows and any posted speed limits.

     8.3 Subtenant shall be entitled to the use of modular furniture currently in places within the sublease area at the time of the sublease, and all furniture inventories shown on exhibit "C". Uses and maintenance of said furniture shall be at subtenants sole expense. Subtenant shall be responsible for any damages above normal wear and tear. Subtenant shall have the option to buy the furniture at any time at fair market value.

9. ALTERATIONS. Subtenant shall make no alterations, additions or improvements to the Premises without the prior consent of Sublandlord and Landlord, which consent may be given or withheld in each of Sublandlord's and Landlord's sole discretion, provided, however, that Sublandlord hereby approves Subtenant's installation at its sole expense of the alterations. Notwithstanding the foregoing, Sublandlord shall not unreasonably withhold its consent to any alterations, additions, or improvements to the Premises.

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10.  ASSIGNMENT AND SUBLETTING.
Sublessee shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublessor and the consent of Lessor, as required under the term of the Master Lease.

11.  OTHER PROVISIONS OF SUBLEASE.
All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, and the Premises the Master Premises.
Sublessee assumes and agrees to perform the lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 6 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, at Lessor option, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and / or the Master Lease, then the defaulting party shall be liable to the nondefaulting party for the damages suffered as a result of such termination. If Sublessor should default on master leases, Sublessee shall continue under the terms stated herewithin. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

12.  ATTORNEY'S FEES.
If Sublessor, or Sublessee, shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitle to recover its costs of suit and reasonable attorney's fees.

13.  AGENCY DISCLOSURE:
Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except : CB RICHARD ELLIS, INC. who represents AST Research and Stoneleigh, Huff, Brous, Mcdowell, who represents Flashnet.

14.  COMMISSION.
Upon receipt of first months rent, Sublessor shall pay Broker a real estate brokerage commission of 6% of gross rental proceeds of the primary term of sublease, in accordance with Sublessor's contract, if any, with Broker for services rendered in effecting this Sublease.

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15.  NOTICES.
All notices and demands, which may or are to be required or permitted to be given by either party on the other hereunder, shall be in writing. All notices and demands by the Sublessor to Sublessee shall be sent by United States Mail, postage prepaid, addressed to the Sublessee at the Premises, and to the address hereinbelow, or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessee shall be sent by United States Mail, postage prepaid, addressed to the Sublessor at the address set forth herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.

     If to Sublandlord:
               AST Research, Inc.
               2400 Western Center Blvd.
               PO Box 961006
               Fort Worth, TX 76161-0006

               16225 Alton Parkway
               PO Box 57005
               Irvine, CA 92619-7005
               Attn:  General Counsel

     If to Subtenant:
               Flashnet Communications
               1001 N.E. Loop 820
               Fort Worth, TX 76131
               Attn:  Bob Carpenter

     If to Landlord:
               Northbrook Business Center
               306 W 7th Street, Suite 506
               Fort Worth, TX 76102-4984

With a copy to:     J. Walker Holland, Esq.
                         Tracy & Holland, L.L.P.
                         306 W 7th Street, Suite 500
                         Fort Worth, TX 76102-4984